Exhibit 1.1

UNDERWRITING AGREEMENT

SOTHERLY HOTELS LP

(a Delaware limited partnership)

$[●] [●]% Senior Notes Due 2026

Fully and Unconditionally Guaranteed by

SOTHERLY HOTELS INC.

(a Maryland corporation)

[●], 2021

Piper Sandler & Co.

Janney Montgomery Scott LLC

as Representatives of the several Underwriters

named in Schedule I hereto

c/o Piper Sandler & Co.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

c/o Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, Pennsylvania 19103

Ladies and Gentlemen:

Sotherly Hotels Inc., a Maryland corporation (the “Company”), and Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), confirm their respective agreements with the underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Piper Sandler & Co. and Janney Montgomery Scott LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Operating Partnership and the purchase by the Underwriters of an aggregate of $[●] principal amount of the [●]% Senior Notes due 2026 (the “Notes”) of the Operating Partnership and (ii) the grant by the Operating Partnership to the Underwriters, acting severally and not jointly, of an option described in Section 2(b) hereof to purchase up to an additional $[●] aggregate principal amount of Notes. The Notes will be fully and unconditionally guaranteed as to the payment of the principal thereof, and premium, if any, and interest thereon (the “Guarantee”) by the Company. The Notes and associated Guarantee referenced in clause (ii) above (collectively, the “Initial Securities”) to be purchased by the Underwriters and all or any part of the Notes and the Guarantee subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” The Securities are to be issued under the Indenture, dated as of February 12, 2018 (the “Base Indenture”), among the Operating Partnership, as issuer, the Company, as guarantor, and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, to be dated as of [●], 2021 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Operating Partnership, the Company and the Trustee, establishing the terms of the Securities.

The Transaction Entities understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company and the Operating Partnership have jointly prepared and filed with the Securities and Exchange Commission (the “Commission”), in accordance with the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), a registration statement on Form S-11 (Nos. 333-258195 and 333-258195-01), relating to the public offering and sale of the Securities. Promptly after execution and delivery of this Agreement, the Operating Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the 1933 Act Regulations and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A is hereinafter called the “Rule 430A Information.” Such registration statement, including the amendments, exhibits and any schedules thereto, as well as the Rule 430A Information and the information incorporated by reference pursuant to Item 29 of Form S-11 under the 1933 Act, but excluding the Statement of Eligibility and Qualification on Form T-1 of the Trustee (as defined below), as of the time it became effective, is hereinafter called the “Registration Statement.” Any registration statement filed by the Company or the Operating Partnership pursuant to Rule 462(b) of the 1933 Act Regulations is hereinafter called the “Rule 462(b) Registration Statement” and, after such filing (if any), the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, if any, is hereinafter called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein, is hereinafter called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Securities will be issued to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations, dated as of November 17, 2014 (the “DTC Agreement”), between the Operating Partnership and DTC.

As used in this Agreement:

“Applicable Time” means [●] P.M., New York City time, on [●], 2021 or such other time as agreed by the Transaction Entities and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectus (as defined below) issued prior to the Applicable Time, the most recent preliminary prospectus furnished to the Underwriters for general distribution to investors prior to the Applicable Time and the information included on Schedule III hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Transaction Entities, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering of the Securities that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Transaction Entities’ records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as specified in Schedule III hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and as of each Date of Delivery (as defined in Section 2 hereof), if any, and agrees with each Underwriter, as follows:

(i)    Form S-11 Compliance; No Stop Orders. The Company meets the requirements for use of Form S-11 under the 1933 Act. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any preliminary prospectus or the Prospectus is in effect; no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment thereto has been issued and no proceedings for such purpose have been instituted or are pending before or, to the Transaction Entities’ knowledge, threatened by the Commission; and the Transaction Entities have complied with any request made by the Commission for additional or supplemental information.

At the respective times the Registration Statement and any post-effective amendment thereto became effective, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(ii)    Prospectus Compliance with Rule 424(b). Any preliminary prospectus and the Prospectus, when filed as part of the Registration Statement or pursuant to Rule 424(b), when so filed, complied in all material respects with the 1933 Act and the 1933 Act Regulations (including, without limitation, Rules 424(b) and 430A) and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii)    Accurate Disclosure. Neither the Registration Statement nor any post-effective amendment thereto, at the respective times it became effective, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time, at the Closing Time and at each Date of Delivery, if any, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, when they were filed with the Commission, conformed in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Transaction Entities filed the Registration Statement with the Commission before using any free writing prospectus, and each free writing prospectus was preceded or accompanied by the Prospectus satisfying the requirements of Section 10 under the 1933 Act.

The representations and warranties in this Section 1(a)(ii) shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or (ii) statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Transaction Entities by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished are (i) the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting” and (ii) the seventh and eighth paragraphs appearing in the Prospectus in the section entitled “Underwriting” relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and, if applicable, penalty bids in which the Underwriters may engage (collectively, the “Underwriter Information”).

(iv)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, or any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations on the date of first use, and the Operating Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the 1933 Act Regulations. Neither of the Transaction Entities has made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; provided, that such consent is deemed to have been given with respect to each Issuer Free Writing Prospectus identified on Schedule III. Each of the Transaction Entities has retained in accordance with the 1933 Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the 1933 Act Regulations.

The first sentence of this Section 1(a)(iv) shall not apply to the Underwriter Information.

(v)    Due Registration of the Securities. The sale of the Securities has been duly registered under the 1933 Act pursuant to the Registration Statement. The Registration Statement has become effective under the 1933 Act.

(vi)    Not Ineligible Issuer. (A) At the time of filing the Registration Statement, (B) at the earliest time thereafter that the Transaction Entities or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, (C) at the date of this Agreement and (D) at the Applicable Time, neither of the Transaction Entities was or is an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that either of the Transaction Entities be considered an ineligible issuer.

(vii)    Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are, or were at the time of any such certification, independent public accountants with respect to each of the Transaction Entities as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(viii)    Financial Statements; Non-GAAP Financial Measures. The financial statements together with the related schedules and notes thereto of the Company and its consolidated subsidiaries, including the Operating Partnership, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable, and present fairly the financial position of the entities purported to be shown thereby (including the Company and the Operating Partnership and their consolidated subsidiaries) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the U.S. (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been derived from the accounting records of the Company and its consolidated subsidiaries, including the Operating Partnership, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations or the 1934 Act. All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(ix)    No Material Adverse Change in Business. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in or affecting the properties or assets described in the Registration Statement, the General Disclosure Package or the Prospectus owned by the Transaction Entities or their subsidiaries (collectively, the “Properties”) considered as a whole or in the business, condition (financial or otherwise), results of operations, stockholders’ or partners’ equity, as applicable, earnings, business affairs or business prospects of the Transaction Entities and their respective direct and indirect subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Transaction Entities or the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Transaction Entities and the Subsidiaries considered as one enterprise, (C) there has been no liability or obligation, direct or contingent (including off-balance sheet obligations), which is material to the Transaction Entities and the Subsidiaries considered as one enterprise, incurred by the Transaction Entities or any of the Subsidiaries, except obligations incurred in the ordinary course of business and (D) there has been no distribution of any kind declared, paid or made by the Transaction Entities on any class of capital stock, units of limited partnership interest in the Operating Partnership (“OP Units”) or other form of ownership interests in the Transaction Entities.

(x)    Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, has all limited partnership power and limited partnership authority to own, lease and operate its properties, conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and enter into and perform its obligations under this Agreement, the DTC Agreement, the Indenture and the Securities, and is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended and in effect on the date hereof (the “Operating Partnership Agreement”), filed or incorporated by reference as an exhibit to the Registration Statement, is in full force and effect.

(xi)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has all corporate power and authority to own, lease and operate its Properties and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantee; and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept is recognized) under the laws of each other jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xii)    Good Standing of the Subsidiaries. Except as set forth on Schedule 1(a)(xi), none of the Subsidiaries meets the definition of a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries are the subsidiaries listed on either Schedule 1(a)(xi) or Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K or both. Each of the significant subsidiaries set forth on Schedule 1(a)(xi) (the “Significant Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns, leases or operates properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or through other Subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance, or claim.

(xiii)    Capitalization. The Registration Statement, the General Disclosure Package and the Prospectus accurately describe the aggregate percentage interests in the Operating Partnership held by the Company and any limited partners. The outstanding OP Units of the Operating Partnership have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding OP Units of the Operating Partnership was issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. The Company owns all of its outstanding partnership interests in the Operating Partnership free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiv)    Authorization and Description of Notes. The Notes have been duly authorized for issuance and sale by the Operating Partnership through the Underwriters pursuant to this Agreement and, when duly executed, authenticated, issued and delivered against payment therefor as provided herein and in the Indenture, will be duly and validly issued and outstanding, and shall constitute a valid and binding obligation of the Operating Partnership, as applicable, entitled to the benefits provided in the Indenture, and enforceable against the Operating Partnership, as applicable, in accordance with its terms. The Operating Partnership has the requisite partnership power and authority to enter into this Agreement, to issue the Notes, and to enter into the Indenture and to perform its obligations contemplated hereby and thereby. The issuance of the Notes is not subject to the preemptive or other similar rights of any securityholder of the Operating Partnership. The Notes conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions, including, without limitation, the statements set forth in the General Disclosure Package under the caption “Description of the Notes and the Guarantee” are accurate, complete and conform in all material respects to the rights set forth in the instruments defining the same. No holder of Notes will be subject to personal liability by reason of being such a holder. Any certificates to be used to evidence the Notes will, at the Closing Time, be in due and proper form and will comply in all material respects with all applicable legal requirements, and the requirements of the Operating Partnership Agreement and the requirements of the NASDAQ Global Market (“NASDAQ”).

(xv)    Authorization and Description of Guarantee. The Guarantee has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies. The Guarantee conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such descriptions, including, without limitation, the statements set forth in the General Disclosure Package under the caption “Description of the Notes and Guarantee” are accurate, complete and conform in all material respects to the rights set forth in the instruments defining the same.

(xvi)    Authorization and Description of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities and, when duly executed and delivered in accordance with its terms by the other parties thereto, constitutes, as the case may be, a valid and binding agreement of each of the Transaction Entities, enforceable against each of the Transaction Entities in accordance with its terms. This Agreement conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the terms set forth in this Agreement.

(xvii)    Authorization and Description of Indenture. The Base Indenture has been duly authorized, executed and delivered by each of the Transaction Entities and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding agreement of each of the Transaction Entities, enforceable against each of the Transaction Entities in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors’ rights generally and general equitable principles relating to the availability of remedies. The Second Supplemental Indenture has been duly authorized by each of the Transaction Entities and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Transaction Entities, enforceable against each of the Transaction Entities in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors’ rights generally and general equitable principles relating to the availability of remedies. The Indenture conforms, in all material respects, to the statements and descriptions relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the terms set forth in the Indenture. At the Closing Time, the Indenture will be duly qualified under the Trust Indenture Act.

(xviii)    Authorization of Partnership Agreements. The Operating Partnership Agreement and the partnership agreement, limited liability company operating agreement, and each other similar organizational document of each of the Subsidiaries have been duly and validly authorized, executed and delivered by the parties thereto and are valid and binding agreements of the parties thereto, enforceable against such parties in accordance with their terms. The Operating Partnership Agreement conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus, and such description conforms in all material respects to the terms set forth in the Operating Partnership Agreement.

(xix)    Authorization of DTC Agreement. The DTC Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies.

(xx)    Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and other than pursuant to the terms of the Operating Partnership Agreement, no person has the right to require either of the Transaction Entities or any of the Subsidiaries to register any securities of either of the Transaction Entities for sale under the 1933 Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(xxi)    Absence of Violations, Defaults and Conflicts. None of the Transaction Entities or any of the Subsidiaries are (A) in violation of its articles of incorporation or charter (including with respect to the

Company, any Articles Supplementary), as applicable, bylaws, certificate of limited partnership, certificate of formation, agreement of limited partnership (including with respect to the Operating Partnership, the Operating Partnership Agreement) or other organizational document, as applicable, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, hotel management agreement, franchise agreement or other agreement or instrument to which either of the Transaction Entities or any of the Subsidiaries are a party or by which it or any of them may be bound or to which any of the Properties or any other properties or assets of the Transaction Entities or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Transaction Entities or any of the Subsidiaries or the Properties or any of their respective other properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxii)    Issuance and Execution. The issuance and sale of the Securities, the execution, delivery and performance of this Agreement by the Transaction Entities, the execution, delivery and performance of the Indenture by the Transaction Entities, the execution, delivery and performance of the DTC Agreement by the Operating Partnership, and the consummation of the transactions contemplated hereby and thereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including, without limitation, the application of the net proceeds from the sale of the Securities as described under the heading “Use of Proceeds” as set forth in the General Disclosure Package and the Prospectus) and compliance by each of the Transaction Entities, as applicable, with its obligations hereunder and thereunder have been duly authorized by all necessary corporate or limited partnership action, as applicable, and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any of their respective subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the articles of incorporation, charter, bylaws, certificate of limited partnership, agreement of limited partnership or other organizational document, as applicable, of either of the Transaction Entities or any of the Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) only, for any such violation that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by either of the Transaction Entities or any of the Subsidiaries.

(xxiii)    Absence of Event of Default. No event has occurred and is continuing that, had the Securities been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default (as defined in the Indenture) under the Indenture.

(xxiv)    Absence of Labor Dispute. No labor dispute with the employees of either of the Transaction Entities or any of the Subsidiaries exists or, to the knowledge of the Transaction Entities, is imminent, which, in any such case, would, singly or in the aggregate, result in a Material Adverse Effect.

(xxv)    Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation pending, or, to the knowledge of the Transaction Entities, threatened, against or affecting the Transaction Entities or any of the Subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would, singly or in the aggregate, result in a Material Adverse Effect, or which would materially and adversely affect the property or assets of the Transaction Entities and the Subsidiaries, taken as a whole, or the consummation of the transactions contemplated in this Agreement, the Indenture, including the Guarantee, or the DTC Agreement, or the performance by the Transaction Entities of their obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Transaction Entities or any of the Subsidiaries are a party or of which any of the Properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xxvi)    Absence of other Violations. None of the transactions contemplated by this Agreement (including, without limitation, the application of the net proceeds from the sale of the Securities as described under the heading “Use of Proceeds” as set forth in the General Disclosure Package and the Prospectus) will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(xxvii)    Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, filed or incorporated by reference in the Registration Statement and the Prospectus as required.

(xxviii)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by either of the Transaction Entities of its obligations hereunder or under the Indenture, or in connection with the offering, issuance or sale of the Securities hereunder, the consummation of the transactions contemplated by this Agreement, the application of the net proceeds from the sale of the Securities as described under the heading “Use of Proceeds” as set forth in the General Disclosure Package and the Prospectus, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the Trust Indenture Act, the rules of NASDAQ, the securities laws or real estate syndication laws of any applicable U.S. state or jurisdiction or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), will be made at or prior to the Closing Time.

(xxix)    Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Transaction Entities and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Transaction Entities nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxx)    Title to Property. (A) The Transaction Entities, any of the Subsidiaries or any joint venture in which the Transaction Entities or any of the Subsidiaries owns an interest (each such joint venture being referred to as a “Related Entity”), as the case may be, have good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (1) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (2) do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Transaction Entities, any of the Subsidiaries or any Related Entity, (B) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Transaction Entities, any of the Subsidiaries or any Related Entity owns any real property other than the Properties, (C) each of the ground leases, subleases and sub-subleases relating to a Property, if any, material to the business of the Transaction Entities and the Subsidiaries, considered as one enterprise, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Transaction Entities nor any of the Subsidiaries or any Related Entity, and (1) no default or event of default has occurred under any ground lease, sublease or sub-sublease with respect to such Property and none of the Transaction Entities, any of the Subsidiaries or any Related Entity has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under such ground lease, sublease or sub-sublease and (2) none of the Transaction Entities, any of the Subsidiaries or any Related Entity has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Transaction Entities, any of the Subsidiaries or any Related Entity under any of the ground leases, subleases or sub-subleases mentioned above, or affecting or questioning the rights of the Transaction Entities, any of the Subsidiaries or any Related Entity to the continued possession of the leased, subleased or sub-subleased premises under any such ground lease, sublease or sub-sublease, (D) all liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of the Transaction Entities, any of the Subsidiaries or any Related Entity that are required to be disclosed in the Registration Statement or the Prospectus are disclosed therein, (E) no tenant under any of the leases at the Properties has a right of first refusal or an option to purchase the premises demised under such lease, (F) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the Registration Statement, the General Disclosure Package or the Prospectus and except for such failures to comply that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, (G) the mortgages and deeds of trust that encumber certain of the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than certain other Properties and (H) none of the Transaction Entities, any of the Subsidiaries or any Related Entity or, to the knowledge of either of the Transaction Entities, any lessee of any of the Properties is in default under any of the leases governing the Properties and none of the Transaction Entities, any of the Subsidiaries or any Related Entity knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxi)    Joint Venture Agreements. Each of the partnership agreements, limited liability company agreements or other joint venture agreements to which either of the Transaction Entities or any of the Subsidiaries is a party, if any, and which relates to one or more of the Properties, has been duly authorized, executed and delivered by the Transaction Entities or the Subsidiaries, as applicable, and constitutes the legal, valid and binding agreement thereof, enforceable in accordance with its terms, except, in each case, to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights or remedies generally or by general equitable principles, and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

(xxxii)    Possession of Intellectual Property. The Transaction Entities and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary, if any, to conduct the business now operated by them, and neither the Transaction Entities nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Transaction Entities or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxxiii)    Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect, (A) none of the Transaction Entities, any of the Subsidiaries, any Related Entity nor any of the Properties is in violation of any Environmental Laws (as defined below), (B) the Transaction Entities, the Subsidiaries, the Related Entities and the Properties have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no now pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law or Hazardous Material (as defined below) against the Transaction Entities, any of the Subsidiaries or any Related Entity or otherwise with regard to the Properties, (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Properties, the Transaction Entities, any of the Subsidiaries or any Related Entity relating to Hazardous Materials or any Environmental Laws and (E) none of the Properties is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Laws. As used herein, “Hazardous Material” shall mean any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold, and any hazardous material as defined by or regulated under any Environmental Law, including, without limitation, petroleum or petroleum products, and asbestos-containing materials. As used herein, “Environmental Law” shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxxiv)    Utilities and Access. To the knowledge of each of the Transaction Entities, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property. To the knowledge of each of the Transaction Entities, each of the Properties has legal access to public roads and all other roads necessary for the use of each of the Properties.

(xxxv)    No Condemnation. Neither of the Transaction Entities has any knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties.

(xxxvi)    Accounting Controls and Disclosure Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, including any document incorporated by reference therein, each of the Transaction Entities and the Subsidiaries (i) has taken all necessary actions to ensure that, within the time period required, the Transaction Entities and the Subsidiaries will maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 of the 1934 Act Regulations) and (ii) currently maintains a system of internal controls (or operate under the Company’s system of internal accounting controls) sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the

Company’s most recent audited fiscal year, there has been (1) no material weakness in either Transaction Entity’s internal control over financial reporting (whether or not remediated) and (2) no change in either Transaction Entity’s internal control over financial reporting that has adversely affected, or is reasonably likely to adversely affect, either Transaction Entity’s internal control over financial reporting. The auditors of the Company and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that have adversely affected, or are reasonably likely to adversely affect, the ability of the Company, the Operating Partnership and the Subsidiaries to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company, the Operating Partnership and the Subsidiaries. The Company, the Operating Partnership and the Subsidiaries have established a system of disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 of the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by each of the Company and the Operating Partnership in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxvii)    Compliance with the Sarbanes-Oxley Act and the rules of NASDAQ. Each of the Transaction Entities and, to the knowledge of each of the Transaction Entities, each of the Transaction Entities’ directors and officers, in their capacities as such, has been and is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”), and the Company is in compliance in all material respects with the applicable rules and regulations of NASDAQ.

(xxxviii)    Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) and continuing through its taxable year ended December 31, 2020, and the Company’s proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(xxxix)    Payment of Taxes. All United States federal income tax returns of the Transaction Entities and the Subsidiaries required by law to be filed have been filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Transaction Entities and the Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Transaction Entities and the Subsidiaries in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, result in a Material Adverse Effect.

(xl)    ERISA. The Transaction Entities are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). To the knowledge of the Transaction Entities, no portion of the assets of the Transaction Entities constitutes “plan assets” of an employee benefit plan as defined in and subject to Title I of ERISA or a plan as defined in and subject to Section 4975 of the Code. No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Transaction Entities would have any liability. The Transaction Entities have not incurred nor expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 403, 431, 432 or 4971 of the Code. Each “pension plan” for which the Transaction Entities would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not, singly or in the aggregate, result in a Material Adverse Effect.

(xli)    Business Insurance. Each of the Transaction Entities and the Subsidiaries carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither of the Transaction Entities has reason to believe that it or any of the Subsidiaries will not be able to (A) renew, if desired, its existing insurance coverage as and when such policies expire or (B) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Transaction Entities or any of the Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xlii)    Title Insurance. The Transaction Entities and the Subsidiaries and each Related Entity carry or are entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable fee or leasehold title, as the case may be, to each such Property.

(xliii)    Investment Company Act. Neither of the Transaction Entities is required and, after giving effect to the offering, the issuance and sale of the Securities as contemplated herein or in the Indenture, the receipt of payment for the Securities and the application of such net proceeds as described in each of the General Disclosure Package and the Prospectus, neither will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xliv)    Absence of Manipulation. Neither of the Transaction Entities nor any of the Subsidiaries or other affiliates has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Operating Partnership to facilitate the sale or resale of the Securities.

(xlv)    Foreign Corrupt Practices Act. Neither the Transaction Entities nor any of the Subsidiaries nor, to the knowledge of either of the Transaction Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of the Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Each of the Transaction Entities and the Subsidiaries and, to the knowledge of the Transaction Entities, their affiliates has conducted its businesses in compliance with the FCPA and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlvi)    Money Laundering Laws. The operations of each of the Transaction Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”). No action, suit or proceeding or, to the knowledge of the Transaction Entities, inquiry or investigation by or before any Governmental Entity involving the Transaction Entities, their affiliates or any of the Subsidiaries with respect to the Money Laundering Laws is pending and, to the knowledge of the Transaction Entities, no such action, suit, proceeding, inquiry or investigation is threatened.

(xlvii)    OFAC. None of the Transaction Entities, any of the Subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent, employee, affiliate or other person acting on behalf of either of the Transaction Entities or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Operating Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of the Subsidiaries, joint venture partners or other persons, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xlviii)    Statistical and Market-Related Data. Any statistical and market-related data (if any) included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate in all material respects and, to the extent required, the Transaction Entities have obtained the written consent to the use of such data from such sources.

(xlix)    Application for Listing. An application to list the Notes on NASDAQ has been filed with NASDAQ.

(l)    Distributions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither of the Transaction Entities nor any Subsidiary is prohibited, directly or indirectly, from making any distributions to the Company, from making any other distribution on any of its equity interests or from repaying any loans or advances made by the Company, the Operating Partnership or any of the Subsidiaries.

(li)    Finder’s Fees. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities have not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated in this Agreement, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(lii)    Certain Relationships. No relationship, direct or indirect, exists between or among either of the Transaction Entities or any Subsidiary, on the one hand, and the directors, officers, stockholders, partners, customers or suppliers of either of the Transaction Entities or any Subsidiary, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(liii)    Off-Balance Sheet Transactions. Except as described in each of the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that may reasonably be expected to have a material current or future effect on either of the Transaction Entities’ financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

(liv)    Forward-Looking Statements. The information contained in the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus that constitutes “forward-looking” information within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act were made by the Transaction Entities on a reasonable basis and reflect the Transaction Entities’ good faith belief or estimate of the matters described therein.

(lv)    No Other Materials. Neither of the Transaction Entities has distributed and, prior to the later to occur of (i) the Applicable Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the rules and regulations promulgated by the Commission thereunder) in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus or other materials, if any, permitted by the 1933 Act or 1933 Act Regulations and approved by the Representatives.

(lvi)    Reportable Transactions. Neither the Transaction Entities nor any of the Subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1).

(lvii)    No Ratings. No securities issued by or loans to the Transaction Entities or any of the Subsidiaries are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act).

(lviii)    Use of Proceeds. The Operating Partnership intends to apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(lix)    Cybersecurity. (A) To the knowledge of the Transaction Entities, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to either of the Transaction Entity’s or any of their subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including but not limited to the personally identifiable information, confidential or regulated data of their respective tenants, employees, suppliers, vendors and any third party data, maintained, processed or stored by either of the Transaction Entity’s or any of their subsidiaries, and any such data processed or stored by third parties on behalf of either of the Transaction Entity’s or any of their subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither of the Transaction Entities nor any of their subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Transaction Entities and their subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except in cases of (A) and (B), for such breaches, incidents, access, disclosures, compromises, notifications, events or conditions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Transaction Entities and each of their subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, company policies (internal and posted) and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b) Officer’s Certificates. Any certificate signed by any officer or other representative of either the Operating Partnership or the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Operating Partnership or the Company, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, the respective principal amounts of Notes set forth in Schedule I hereto opposite its name at a purchase price of [●]% of the principal amount of the Notes (the “Purchase Price”), plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Partnership hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional $[●] aggregate principal amount of Option Securities at the Purchase Price (without giving effect to any accrued interest from the Closing Time to the relevant Date of Delivery, as those terms are defined herein). Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of this Agreement upon written notice by the Representatives to the Operating Partnership setting forth the amount of Option Securities as to which the several Underwriters are exercising the option and the settlement time and date. The amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the total amount of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Securities, plus any additional amount of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments as the Representatives in their sole and absolute discretion shall make to eliminate any amounts. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.

(c) Payment. The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Operating Partnership with DTC or its designated custodian. The Operating Partnership will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Operating Partnership to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Operating Partnership will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Closing Time at the offices of Baker & McKenzie LLP, 815 Connecticut Ave., N.W., Washington, D.C. 20006 (the “Closing Location”), or at such other place as shall be agreed upon by the Representatives and the Operating Partnership, at 10:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Operating Partnership (such time and date of payment and delivery being hereinafter called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for or book-entry credits representing, such Option Securities shall be made in the manner described above at the Closing Location, or at such other place as shall be agreed upon by the Representatives and the Operating Partnership, on each Date of Delivery as specified in the notice from the Representatives to the Operating Partnership.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. The Initial Securities and the Option Securities, if any, shall be transferred electronically at the Closing Time or the relevant Date of Delivery, as the case may be, in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3. Covenants of the Transaction Entities.

(a) Each of the Transaction Entities covenants, jointly and severally, with each Underwriter as follows:

(i) Compliance with Securities Regulations and Commission Requests. The Transaction Entities, subject to Section 3(a)(iii), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if either of the Transaction Entities becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Transaction Entities will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Transaction Entities will use its reasonable efforts to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii) Preparation of Final Term Sheet. The Transaction Entities will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives and substantially in the form of Schedule II hereto, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433; provided, that the Transaction Entities shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object. Any such Final Term Sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus (defined below) for purposes of this Agreement.

(iii) Continued Compliance with Securities Laws. The Transaction Entities will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Transaction Entities, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, the Trust Indenture Act, or the rules and regulations of the Commission under the Trust Indenture Act, the Transaction Entities will promptly (A) give the Representatives notice of such event, (B) furnish the Representatives with copies of any such documents prior to such proposed filing or use, as the case may be, (C) prepare, as applicable, any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to its proposed filing or use, and (D) file with the Commission any such amendment or supplement; provided, however, that the Transaction Entities shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Transaction Entities will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Transaction Entities will give the Representatives notice of their intention to make any filings pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(iv) Delivery of Registration Statements. The Transaction Entities have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver, upon request, to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantially identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v) Delivery of Prospectuses. The Transaction Entities have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Transaction Entities hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Transaction Entities will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) Blue Sky Qualifications. Each of the Transaction Entities will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other U.S. jurisdictions as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Transaction Entities shall not be obligated (i) to file any general consent to service of process, (ii) to qualify as a foreign partnership, corporation or other entity or as a dealer in securities in any jurisdiction in which it is not so qualified or (iii) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vii) Rule 158. The Transaction Entities will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(viii) Use of Proceeds. The Operating Partnership will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(ix) Listing. At the Closing Time, the Operating Partnership shall have submitted an application to have the Notes listed on NASDAQ, and the Operating Partnership shall use its commercially reasonable efforts to list the Notes on NASDAQ and to maintain such listing.

(x) Reporting Requirements. The Transaction Entities, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations. Additionally, the Transaction Entities shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(xi) Issuer Free Writing Prospectuses. The Transaction Entities agree that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Operating Partnership with the Commission or retained by the Transaction Entities under Rule 433; provided, that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule III hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed and approved by the Representatives. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Transaction Entities represent that they have treated or agree that they will treat each such Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and that they have complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus or any preliminary prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Transaction Entities will promptly notify the Representatives and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided, that, this sentence shall not apply to any statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information.

(xii) Absence of Manipulation. Except as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(xiii) Clear Market. During the period from the date hereof through and including the Closing Time, the Transaction Entities will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Transaction Entities and having a tenor of more than one year.

(b) The Company covenants with each Underwriter as follows:

(i) REIT Qualification. The Company will use its best efforts to maintain its qualification and election as a REIT for its taxable year ending December 31, 2021 and the Company will use its best efforts to continue to meet the requirements to qualify as a REIT under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to qualify as a REIT.

(ii) Absence of Manipulation. Except as contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the Transaction Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(iii) Compliance with the Sarbanes-Oxley Act. The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

SECTION 4. Payment of Expenses.

(a) Expenses. Each of the Transaction Entities, jointly and severally, agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits thereto) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, (iii) the preparation, issuance and delivery of the Guarantee or the certificates for the Notes to the Underwriters, including any share or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of counsel to the Transaction Entities, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters relating to such qualification, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, the Indenture, closing documents and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of the Trustee and any paying agent (including related fees and disbursements of any counsel to such parties) in connection with the Indenture and the Securities, (viii) the costs and expenses of the Transaction Entities relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers and other representatives of the Transaction Entities and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, (ix) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Notes on NASDAQ, (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) hereof, and (xii) all out-of-pocket costs and expenses incurred by the Underwriters, including the reasonable fees and disbursements of counsel to the Underwriters in connection with the offering of the Securities, provided, however, that in no event shall the Transaction Entities be responsible for reimbursing the Underwriters for out-of-pocket expenses, including, but not limited to, any expenses described in Sections 4(a)(viii) or (xii) hereof, in an amount greater than one hundred thousand dollars (U.S. $100,000) in the aggregate (excluding the fees described in Section 4(a)(v) hereof); provided further that, the foregoing shall not limit or otherwise impair the Underwriters’ rights to indemnification or contribution pursuant to Section 6 and Section 7 of this Agreement, respectively. Except as explicitly provided in this Section 4(a), Section 4(b), Section 6 and Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and other advisors.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Sections 9(a)(i) or (iii) or Section 10 hereof, the Transaction Entities shall reimburse the Underwriters (or, in the case of Section 10, solely the non-defaulting Underwriters), for all of their reasonable out-of-pocket expenses incurred in connection with the offering of the Securities, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that such reimbursement obligation shall relate only to the out-of-pocket expenses referenced in Section 4(a) hereof and shall be subject to the limitations in Section 4(a) hereof.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Transaction Entities contained in Section 1(a) hereof or in certificates or letters of any officer of either of the Transaction Entities or any of the Subsidiaries or the Property Manager (as defined below) delivered pursuant to the provisions hereof, to the performance by the Transaction Entities of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Form T-1. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Transaction Entities, contemplated; and the Transaction Entities have complied with each request, if any, from or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A. Prior to the Closing Time, the Trustee’s Statement of Eligibility and Qualification on Form T-1 relating to the Indenture and the Securities shall have been filed with the Commission pursuant to Section 305(b)(2) of the Trust Indenture Act.

(b) Opinions of Counsel for the Transaction Entities. At the Closing Time, the Representatives shall have received the favorable corporate opinion, tax opinion and negative assurance letter, each dated the Closing Time, of Baker & McKenzie LLP, counsel for the Transaction Entities, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters substantially to the effect set forth in Exhibits A-1, A-2 and A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Morrison & Foerster LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives shall reasonably request. In giving such opinion such counsel may rely upon the opinion of Baker & McKenzie LLP as to all matters governed by the laws of the State of Delaware. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates and letters of officers and other representatives of the Transaction Entities and their respective subsidiaries and the Property Manager and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and the Representatives shall have received a certificate of the Chief Executive Officer or the Chief Operating Officer and President of the Company (for itself and as general partner of the Operating Partnership) and of the Chief Financial Officer of the Company (for itself and as general partner of the Operating Partnership), dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Operating Partnership and the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Operating Partnership and the Company have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by any Governmental Entity.

(e) Chief Financial Officer’s Certificates. The Representatives shall have received two certificates from the Chief Financial Officer of the Company (for itself and as general partner of the Operating Partnership), at the time of execution of this Agreement and at the Closing Time, to the effect that (i) the Chief Financial Officer of the Company is familiar with the accounting, operations and records systems of the Company, (ii) the Chief Financial Officer of the Company has carefully examined the Registration Statement, together with any amendments thereto, the General Disclosure Package, the Prospectus, any supplements to the Prospectus and the Underwriting Agreement, (iii) the Chief Financial Officer of the Company has supervised the compilation of and reviewed the dollar and other amounts marked on copies of certain information incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus included as an exhibit to such certificates, has compared such dollar and other amounts to amounts in analyses prepared by the Company from its accounting records or other records and found them to be in agreement in all material respects as of the specified dates, and (iv) Our Town Hospitality LLC (the “Property Manager”) manages each of the Properties as disclosed in the Prospectus and there is no reason to believe that (x) there is any material misstatement or omission in the specified information provided by the Corporate Director of Finance of the Property Manager in the letter of representations from the Property Manager (as described below) and (y) that the information contained in the certificates of the Chief Financial Officer of the Company and the letter of representations from the Property Manager is not true, accurate and complete in all material respects or contains any omissions that would cause the information provided to be materially misleading.

(f) Letters of Representations from the Property Manager. The Representatives shall have received two letters of representations from the Corporate Director of Finance of the Property Manager, at the time of execution of this Agreement and at the Closing Time, to the effect that (i) the Property Manager is responsible for managing the Properties, as disclosed in the Prospectus and (ii) the amounts and other information marked on copies of certain pages of the Prospectus and included as an exhibit to such letters of representations represent certain information and financial data regarding the Properties as computed and prepared by the Property Manager and that such information is true, accurate and complete in all material respects and does not contain any omissions that would cause the information provided by the Property Manager to be materially misleading.

(g) Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from Dixon Hughes Goodman LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letters. At the Closing Time, the Representatives shall have received from Dixon Hughes Goodman LLP a letter, dated the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(g) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Application for Listing. At the Closing Time, the Company shall have submitted an application to have the Notes listed on NASDAQ.

(j) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) Corporate and Partnership Proceedings. All corporate and partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Securities, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Transaction Entities shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(l) Material Adverse Change for Transaction Entities. (i) Neither of the Transaction Entities nor any Subsidiary shall have sustained since the date of the latest financial statements included or incorporated by reference in the General Disclosure Package or the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package or Prospectus and (ii) since the respective dates as of which information is given in each of the General Disclosure Package or the Prospectus there shall not have been any change in the capital stock or long-term debt of either of the Transaction Entities or any Subsidiary or any change, or any development involving a prospective change, not set forth or contemplated in the General Disclosure Package or Prospectus, in or affecting the Properties, the general affairs, management, financial position, stockholders’ equity or results of operations of the Transaction Entities and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus.

(m) Material Adverse Change for Financial Markets. At the Closing Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on any NASDAQ exchange, (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ, (iii) a general moratorium on commercial banking activities declared by either federal or state authorities or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (iv) in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Transaction Entities contained herein and the statements in any certificates and letters furnished by the Transaction Entities or any of the Subsidiaries or the Property Manager hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or the Chief Operating Officer and President of the Company (for itself and as general partner of the Operating Partnership), and of the Chief Financial Officer of the Company (for itself and as general partner of the Operating Partnership), confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Chief Financial Officer’s Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company (for itself and as general partner of the Operating Partnership), confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(iii) Letter of Representations from the Property Manager. A letter of representations, dated such Date of Delivery, of the Corporate Director of Finance of the Property Manager, confirming that the letter delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(iv) Opinions of Counsel for the Transaction Entities. The favorable corporate opinion, tax opinion and negative assurance letter of Baker & McKenzie LLP, counsel for the Transaction Entities, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the corporate opinion, tax opinion and negative assurance letter required by Section 5(b) hereof.

(v) Opinion of Counsel for Underwriters. The favorable opinion of Morrison & Foerster LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(vi) Bring-down Comfort Letters. A letter from Dixon Hughes Goodman LLP in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(o) Additional Documents. At the Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Transaction Entities at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 14 and 15 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. Each of the Transaction Entities agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Transaction Entities; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of one counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of the Transaction Entities, Directors, and Officers. Each Underwriter severally agrees to indemnify and hold harmless each of the Transaction Entities, their respective directors, officers and partners, as the case may be, who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information.

(c) Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. If any such claim is brought against an indemnified party, and the indemnified party notifies the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (which shall not, except with the consent of the indemnified party, also be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ one counsel (in addition to local counsel) to represent jointly the Representatives and those other Underwriters and their respective directors, officers and controlling persons who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by the Underwriter against the Transaction Entities under this Section 6, and the Transaction Entities shall not be permitted to assume the defense of such claim or action, if (i) the Transaction Entities and the Underwriters shall have so mutually agreed, (ii) the Transaction Entities have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters, (iii) the Underwriters and their respective directors, officers and controlling persons shall have reasonably concluded, after consultation with counsel, that there are or may be legal defenses available to them that are different from or in addition to those available to the Transaction Entities or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers or controlling persons, on the one hand, and the Transaction Entities, on the other hand, and representation of both sets of parties by the same counsel would present actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Transaction Entities. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, except that, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without the indemnifying party’s prior written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request (other than those fees and expenses being contested in good faith) prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Transaction Entities, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Operating Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Transaction Entities, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Transaction Entities, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls either of the Transaction Entities within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Transaction Entities. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Initial Securities set forth opposite their respective names in Schedule I hereto and any Option Securities and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates or letters of officers of either of the Transaction Entities or any of their respective subsidiaries or the Property Manager submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling either of the Transaction Entities and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement without liability to the Transaction Entities, by notice to the Transaction Entities, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Transaction Entities and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or NASDAQ, or (iv) if trading generally on the New York Stock Exchange or on NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 14 and 15 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If, at the Closing Time or any Date of Delivery, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date (the “Defaulted Securities”), and the aggregate principal amount of Defaulted Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than 10% of the aggregate principal amount of the Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated severally in the proportions that the aggregate principal amount of Initial Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Initial Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Initial Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, that in no event shall the aggregate principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of 10% of such Securities without the written consent of such Underwriter. If, at the Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Initial Securities and the aggregate principal amount of Initial Securities with respect to which such default occurs is more than 10% of the aggregate principal amount of Initial Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Transaction Entities for the purchase of such Initial Securities are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, or the Transaction Entities, except that the Transaction Entities will continue to be liable for the payment of expenses to the extent set forth in Section 4 hereof. In any such case either the Representatives or the Transaction Entities shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the General Disclosure Package, the Prospectus or in any other documents or arrangements may be effected. If, on any Date of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate principal amount of Option Securities with respect to which such default occurs is more than 10% of the aggregate principal amount of Option Securities to be purchased on such Date of Delivery, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Option Securities to be sold on such Date of Delivery or (ii) purchase not less than the aggregate principal amount of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at: Piper Sandler & Co., 1251 Avenue of the Americas, 6th Floor, New York, New York 10112, attention Tom Howland and Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, Pennsylvania 19103 (fax: (215) 665-6197), with a copy to Legal and Morrison & Foerster LLP, 2100 L Street, N.W., Suite 900, Washington, D.C. 20037, attention Justin R. Salon, Esq.; notices to the Transaction Entities shall be directed to the Company at 306 South Henry Street, Suite 100, Williamsburg, Virginia 23185, attention David R. Folsom, with a copy to Baker & McKenzie LLP, 815 Connecticut Avenue, N.W., Washington D.C. 20006, attention Thomas J. Egan, Jr., Esq.

SECTION 12. No Advisory or Fiduciary Relationship. The Transaction Entities acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction among the Transaction Entities, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of either of the Transaction Entities or any of their respective subsidiaries or their respective stockholders, unitholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Transaction Entities with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising either the Transaction Entities or any of their respective subsidiaries on other matters) and no Underwriter has any obligation to the Transaction Entities with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Transaction Entities and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Transaction Entities has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Transaction Entities and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Transaction Entities and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Transaction Entities and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. Each of the Transaction Entities (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders or unitholders, as applicable, and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Counterparts. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Transaction Entities, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 21. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

For purposes of the foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Transaction Entities a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, on the one hand, and the Transaction Entities, on the other hand, in accordance with its terms.

Very truly yours,

SOTHERLY HOTELS LP

By:	Sotherly Hotels Inc.,
its general partner

By:
Name:
Title:

SOTHERLY HOTELS INC.

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

PIPER SANDLER & CO.

By:
Name:
Title:

JANNEY MONTGOMERY SCOTT LLC

By:
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule I hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE I

UNDERWRITERS

Underwriters	Principal Amount of Notes to be Purchased
Piper Sandler & Co.	$	[	●]
Janney Montgomery Scott LLC		[	●]
[●]		[	●]

Total	$	[	●]

SCHEDULE II

Issuer Free Writing Prospectus dated [●], 2021

Filed Pursuant to Rule 433

Relating to Preliminary Prospectus

Dated [●], 2021 and Registration Statement Nos. 333-258195 and 333-258195-01

SOTHERLY HOTELS LP

[●]% SENIOR NOTES DUE 2026

FULLY AND UNCONDITIONALLY GUARANTEED BY SOTHERLY HOTELS INC.

PRICING TERM SHEET

Dated: [●], 2021

Issuer:	Sotherly Hotels LP

Guarantor:	Sotherly Hotels Inc.

Aggregate Principal Amount:	$[●] (or $[●] if the underwriters’ option to purchase additional notes is exercised in full)

Trade Date:	[●], 2021

Settlement Date (T+2):	[●], 2021

Maturity:	[●], 2026

Interest Payment Dates:	[●],[●],[●] and [●] of each year, commencing on [●], 2021

Coupon (Interest Rate):	[●]% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, from the Settlement Date

Issue Price to Investors:	$25 per note

Optional Redemption Provision:	On or after [●], 20[●], in whole or in part for cash at a price equal to 101% of the principal amount redeemed together with accrued and unpaid interest, if any, to the date of redemption

Change of Control:	The occurrence of a Change of Control Repurchase Event (as defined in the preliminary prospectus) will require Sotherly Hotels LP to offer to repurchase the notes for cash at a price equal to [●]% of the principal amount together with accrued and unpaid interest, if any, to, but not including, the date of repurchase

Denominations:	$25 minimum denominations and $25 integral multiples thereof (the principal amount of the notes will be reflected in units with each unit being worth $25)

Underwriters’ Discount:	$[●] per note

Proceeds to Issuer (before expenses):	$[●]

Use of Proceeds:	We intend to use the net proceeds from this offering to further strengthen our balance sheet, including repaying $20.0 million of outstanding secured indebtedness under our Secured Notes, plus any accrued but unpaid interest and any make-whole amounts or premium then due and payable on such secured debt, which we estimate to be approximately $9.5 million. We also intend to use $ of the net proceeds from this offering to fund the deposit of one year of interest payments into a reserve account administered by Wilmington Trust, National Association, in its capacity as Trustee, from which the first four quarterly payments on the notes will be paid and the remaining net proceeds from the offering of the notes, if any, for general corporate purposes.

Exchange:	We have applied to list the notes on the NASDAQ Global Market, or NASDAQ. If the listing is approved, we expect trading in the notes on NASDAQ to begin within 30 days of [●], 2021, the original issue date under the trading symbol “SOHOL”

CUSIP/ISIN:	[●] / US[●]

Joint Bookrunners	Piper Sandler & Co.

Janney Montgomery Scott

Co-Managers:	[●].

Sotherly Hotels Inc. and Sotherly Hotels LP have filed a registration statement (including a prospectus dated [●], 2021) on Form S-11 (File Nos. 333-258195 and 333-258195-01) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, the related preliminary prospectus and the documents incorporated by reference therein for more complete information about Sotherly Hotels Inc. and Sotherly Hotels LP and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Sotherly Hotels Inc., Sotherly Hotels LP, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it from Piper Sandler & Co. at 1251 Avenue of the Americas, 6th Flr., New York, New York 10020, Attention: Prospectus Department, or by calling toll-free 1-866-805-4128, or by email at fsg-dcm@psc.com.

SCHEDULE III

SPECIFY EACH ISSUER FREE WRITING PROSPECTUS INCLUDED IN THE DISCLOSURE PACKAGE

•	Other free writing prospectuses: None

•	Final term sheet set forth on Schedule II

SCHEDULE 1(A)(XI)

Capitol Hotel Associates Limited Partnership, L.L.P.

SOHO Wilmington LLC

Philadelphia Hotel Associates LP

Louisville Hotel Associates LLC

MHI Hotel Investments Holdings, LLC

Hollywood Hotel Associates LLC

Hollywood Hotel Holdings LLC

MHI Hospitality TRS Holding, Inc.

MHI Hospitality TRS, LLC

Hollywood Hotel Associates Lessee LLC

Hollywood Hotel TRS LLC

MHI Hospitality TRS II, LLC

MHI Louisville TRS LLC

SOHO Jacksonville TRS LLC

SOHO Atlanta TRS, LLC

Savannah Hotel Associates, L.L.C.

Tampa Hotel Associates LLC

Brownestone Partners LLC

Raleigh Hotel Associates LLC

MHI Jacksonville LLC

Laurel Hotel Associates LLC

SOHO Atlanta LLC

Sotherly-Houston GP, LLC

Houston Hotel Associates Limited Partnership, LLP

Houston Hotel Manager, LLC

Houston Hotel Owner, LLC

SOHO Arlington LLC

SOHO Arlington TRS LLC

MHI Raleigh TRS LLC

MHI GP LLC